EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Fresh Del Monte Produce Inc. of our report dated February 23, 2009, with respect to the consolidated financial statements of Fresh Del Monte Produce Inc.

Our audits also included the financial statement schedule of Fresh Del Monte Produce Inc. listed in the index at Part IV, Item 15. This schedule is the responsibility of Fresh Del Monte Produce Inc.’s management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is February 23, 2009, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-124402) pertaining to the Fresh Del Monte Produce Inc. 1999 Share Incentive Plan, as amended,

(2)	Registration Statement (Form S-8 No. 333-10400) pertaining to the Fresh Del Monte Produce Inc. 1999 Share Incentive Plan, as amended,

(3)	Registration Statement (Form S-8 No. 333-7870) pertaining to the Fresh Del Monte Produce Inc. 1997 Share Incentive Plan,

(4)	Registration Statement (Form F-3 No. 333-144418) of Fresh Del Monte Produce Inc. and in the related Prospectus;

of our report dated February 23, 2009, with respect to the consolidated financial statements of Fresh Del Monte Produce Inc. incorporated herein by reference, our report dated February 23, 2009, with respect to the effectiveness of internal control over financial reporting of Fresh Del Monte Produce Inc., included herein, and our report included in the preceding paragraph with respect to the financial statement schedule of Fresh Del Monte Produce Inc. included in this Annual Report (Form 10-K) of Fresh Del Monte Produce Inc. for the year ended December 26, 2008.

/s/ Ernst & Young LLP
Certified Public Accountants

Miami, Florida

February 23, 2009